Exhibit 99.1

January 9, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Participate in
UBS MLP One-on-One Conference

TULSA, Okla. – Jan. 9, 2014 – ONEOK Partners, L.P. (NYSE: OKS) will participate in the UBS MLP One-on-One Conference on Tuesday, Jan. 14, 2014, in Park City, Utah.

Terry K. Spencer, ONEOK Partners president and chief executive officer-designee, and Robert F. Martinovich, ONEOK Partners executive vice president, commercial-designee, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Tuesday, Jan. 14, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 41.2 percent of the overall partnership interest, as of Dec. 31, 2013. ONEOK is one of the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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